EXHIBIT 99.1

CONTACT:	Investor Relations
404-715-2170

Corporate Communications
404-715-2554

Delta Air Lines Reports Financial Results for June 2007 Quarter

Reports Pre-Tax Income of $373 Million, Excluding Reorganization and Related Items

ATLANTA, July 18, 2007 - Delta Air Lines (NYSE:DAL) reported combined1 results for the quarter ended June 30, 2007. Key points include:

•
Delta’s second quarter pre-tax income was $1.9 billion. Excluding reorganization and related items, pre-tax income was $373 million, a nearly $200 million improvement compared to the prior year period.[2,3]

•
Delta’s operating income for the June 2007 quarter was $490 million, the company’s fifth consecutive quarterly operating profit, reflecting an operating margin of 9.8 percent. Excluding reorganization and related items, operating income was $499 million, and operating margin was 10.0 percent.

•
In the June 2007 quarter Delta generated $1.1 billion in free cash flow. As of June 30, 2007, Delta had $3.7 billion in cash, cash equivalents and short-term investments, of which $3.4 billion was unrestricted. The company’s undrawn revolving credit facility provides an additional $1 billion in unrestricted liquidity.

•	Delta accrued $79 million in profit sharing for the June 2007 quarter, in recognition of the achievements of all Delta employees toward meeting the company’s financial targets.

Delta reported pre-tax income of $1.9 billion in the second quarter of 2007, compared to a pre-tax loss of $2.2 billion in the second quarter of 2006. Given its significant net operating loss carry forwards (NOLs) which will be used to offset substantially all cash income tax obligations in the foreseeable future, Delta believes pre-tax earnings is a more meaningful measure of financial performance.

Net income for the June 2007 quarter was $1.8 billion, or $4.49 per share based on 393.8 million diluted shares outstanding. Excluding the reorganization and related items described below, net income was $274 million or $0.70 per share.

"Delta’s emergence from bankruptcy was a significant milestone in the history of the company and the airline industry,” said Gerald Grinstein, Delta’s chief executive officer. “In delivering the kind of outstanding financial, operational and customer service results we saw this quarter, it is clear Delta people at every level are producing a strong airline with a bright future.”

-more-

Fresh Start Reporting
Upon emergence from bankruptcy on April 30, 2007, the company adopted fresh start reporting4. Under fresh start reporting, Delta revalued its assets and liabilities to preliminary estimated current market values and  changed the accounting for its SkyMiles frequent flyer program. These non-cash adjustments significantly impacted Delta’s balance sheet, statement of operations and statement of cash flows. As a result, Delta’s financial statements on and after May 1, 2007 are not comparable to its previously issued financial statements.

Financial Performance
Strong passenger demand, together with Delta’s network restructuring and revenue management initiatives, drove operating revenue of $5.0 billion for the June 2007 quarter, representing an increase of $262 million or 5.5 percent compared to the prior year period. The increase includes a $42 million benefit, primarily impacting passenger revenue, from fresh start adjustments related to a change in accounting for Delta’s frequent flyer program.

Delta’s consolidated passenger unit revenue (PRASM) was 11.78 cents, an increase of 5.6 percent in the June 2007 quarter compared to the same period in 2006. Excluding the impact of the fresh start adjustments related to a change in accounting for the frequent flyer program, consolidated PRASM increased 4.6 percent.

Delta’s international PRASM grew 9.7 percent year over year, with trans-Atlantic markets producing an 11.1 percent PRASM improvement on an 11.8 percent increase in capacity, and Latin American markets producing a 6.7 percent increase in PRASM on a 23.8 percent increase in capacity. Domestic markets also showed solid PRASM performance, with domestic PRASM up 5.7 percent on 4.8 percent lower capacity. Delta’s mix of domestic versus international capacity was 65 percent and 35 percent, respectively in June 2007, as compared to 77 percent and 23 percent, respectively in June 2005.

Based on the most recent available ATA data for the year-to-date period ended May 31, 2007, Delta’s consolidated length of haul adjusted PRASM was 96% of the industry average PRASM (excluding Delta), up from 86% in 2005 and on track with Delta’s target of closing the gap to the industry by the end of 2008.

For the June 2007 quarter, Delta’s operating expenses increased 3 percent, or $141 million, versus the prior year period. The increase was due to $79 million in profit sharing expense, $36 million in non-cash expense from fresh start adjustments, $26 million in non-cash compensation expense related to emergence awards, and higher expenses related to a 1% increase in capacity. These increases were partially offset by lower fuel price and benefits from restructuring initiatives. For the same period, non-operating expenses declined 27 percent, or $52 million, due primarily to improved cash flows and lower effective interest rates.

-more-

Delta's reported mainline unit cost (CASM) in the second quarter of 2007 was 10.41 cents, an increase of 1.8 percent compared to the second quarter of 20065. Excluding expenses from profit sharing and bankruptcy-related professional fees, mainline non-fuel CASM was 6.93 cents, a decline of 0.6 percent.

Liquidity
At June 30, 2007, Delta had $3.7 billion in cash, cash equivalents and short-term investments, of which $3.4 billion was unrestricted. Delta also has an additional $1 billion in unrestricted liquidity available under its undrawn revolving credit facility. During the June 2007 quarter, Delta generated $1.1 billion in free cash flow, which included more than $170 million in capital expenditures reinvested in its business.

June 2007 Quarter Highlights
The June 2007 quarter included several significant events for Delta. In addition to emerging from bankruptcy on April 30, Delta continued the positive momentum from its restructuring, demonstrating its continued commitment to providing the best products and services to its customers while creating value for investors by:
•	Completing its $2.5 billion exit financing facility, which includes an industry leading $1 billion revolving credit facility, and repaying its $2.1 billion debtor-in-possession financing loans;
•	Beginning trading of its common stock on May 3rd on the New York Stock Exchange under the ticker symbol DAL;
•	Increasing its unrestricted cash reserves by approximately $800 million by amending its Visa/Mastercard credit card processing agreement to provide for return of the previously required holdback;
•	Earning, for the second consecutive year, a ranking in the top two among network carriers in the JD Power Customer Satisfaction Survey;
•
Completing the conversion of eight B767-400 aircraft from domestic to international service, to continue its international expansion strategy. International routes launched during the June 2007 quarter include new service from Atlanta to Dubai, Prague, Seoul, and Vienna and from New York-JFK to Bucharest and Pisa;

•	Confirming an additional order for a B777-LR aircraft, and announcing the planned installation of winglets on more than 60 Boeing 737-NG, 757-200 and 767-300ER aircraft over the next 2 years;

-more-

•	Completing its redesigned, state-of-the-art lobby at Hartsfield-Jackson Atlanta International Airport to provide its customers with a faster, more convenient check-in process;
•	Opening a dedicated check-in facility at Terminal 2 at New York-JFK, offering the only exclusively premium check-in facility at that airport; and
•	Unveiling its new corporate brand and livery, which features the new all-red Delta “widget” to recognize Delta’s rich heritage and highlight the company’s bold, new identity.

"The June quarter results announced today include $1.1 billion in free cash flow showing solid evidence that our plan is working. As a result of our strong operating performance, we’re pleased to report that we accrued $79 million in profit sharing for the quarter that we expect will be paid to employees early next year to reward them for all their hard work." said Edward H. Bastian, Delta’s executive vice president and chief financial officer. “Our turnaround continues to take hold, but is not complete - we must remain vigilant in driving revenue and cost improvements, especially in light of increasing fuel prices.”

Operational Performance
      Based on the most recent available DOT data for the year-to-date period ended May 31, 2007, Delta ranks first of the network carriers in on-time performance. In addition, exchange carrier data for the month of June 2007 indicates similar rankings through the end of the second quarter. Delta’s June 2007 quarter completion factor was 99.1 percent.

“Delta people continue to step up to day-to-day operational challenges and have again achieved top tier operational performance, which is even more impressive when considered against the severe weather and record load factors during the quarter,” said Jim Whitehurst, Delta’s chief operating officer. “This drive to deliver excellent customer service was recognized in Delta’s second place ranking of the network carriers - for the second year in a row - in the JD Power Customer Satisfaction Survey.”

Reorganization and Related Items
In the second quarter of 2007, Delta recorded income of $1.5 billion from reorganization and related items, primarily due to the discharge of claims and liabilities in connection with its bankruptcy proceedings and the adoption of fresh start reporting.

In the second quarter of 2006, Delta recorded a $2.4 billion charge for reorganization items primarily related to the allowed general, unsecured pre-petition claim in conjunction with changes to the Delta pilot collective bargaining agreement.

-more-

Fuel Hedging
During the June 2007 quarter, Delta hedged 48% of its fuel consumption resulting in an average fuel price per gallon of $2.05. Due to fresh start accounting eliminating much of the hedge benefits toward fuel costs, the average reported fuel price per gallon was $2.09 for the June 2007 quarter. Delta realized approximately $40 million in cash gains on fuel hedge contracts settled during the quarter.

As of July 18, 2007, Delta has hedged 21% of its projected fuel consumption for the September 2007 quarter utilizing heating oil collars with an average cap of $1.80.

Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three and six month periods ended June 30, 2007 and 2006; a statistical summary for those periods; selected balance sheet data as of June 30, 2007 and Dec. 31, 2006; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines (NYSE:DAL) offers customers service to more destinations than any global airline with Delta and Delta Connection carrier service to 333 destinations in 57 countries. With more than 60 new international routes introduced in the last year, Delta has added more international capacity than all other U.S. airlines combined and is the leader across the Atlantic with flights to 36 trans-Atlantic destinations. To Latin America and the Caribbean, Delta offers nearly 700 weekly flights to more than 60 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on nearly 15,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 479 worldwide destinations in 105 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes
1 In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” The adoption of fresh start reporting results in Delta’s becoming a new entity for financial reporting purposes. Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence. However, to provide a basis of comparison to prior year results, Delta has combined the results for (a) the one month ended April 30, 2007 with the two months ended June 30, 2007 and (b) the four months ended April 30, 2007 with the two months ended June 30, 2007. References in this press release to “Successor” refer to Delta on or after May 1, 2007, giving effect to fresh start reporting. References to “Predecessor” refer to Delta prior to May 1, 2007.

2 Note 4 to the attached Consolidated Statements of Operations provides a reconciliation of certain non-GAAP financial measures used in this release and provides the reasons management uses those measures.

3 Reorganization items refers to revenues, expenses, gains or losses that are realized or incurred by us that are due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code. In accordance with GAAP, these items are required to be separately classified in the Consolidated Statements of Operations.

-more-

4 These changes are described in Delta’s Current Reports on Form 8-K dated May 2, 2007 and June 13, 2007.

5 Delta excludes from mainline unit costs expenses related to maintenance and staffing services which the company provides to third parties because these expenses are not related to the generation of a seat mile. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues received for providing maintenance and staffing services to third parties. Management believes these classifications provide a more consistent and comparable reflection of Delta’s mainline operations.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with continuing interests arising in connection with our Chapter 11 proceedings; the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of July 18, 2007, and which Delta has no current intention to update.

-more-

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	(Predecessor)	(Successor)	(Combined)	(Predecessor)
	One Month	Two Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	April 30,	June 30,	June 30,	June 30,
(in millions)	2007	2007	2007	2006

OPERATING REVENUE:
Passenger:
Mainline	$1,046	$2,338	$3,384	$3,176
Regional affiliates	349	760	1,109	1,035
Cargo	36	82	118	128
Other, net	124	268	392	402
Total operating revenue	1,555	3,448	5,003	4,741

OPERATING EXPENSES:
Salaries and related costs	345	694	1,039	1,070
Aircraft fuel	322	790	1,112	1,142
Contract carrier arrangements	239	530	769	660
Depreciation and amortization	95	193	288	318
Contracted services	83	160	243	218
Landing fees and other rents	60	122	182	194
Passenger commissions and other selling expenses	78	175	253	234
Aircraft maintenance materials and outside repairs	82	165	247	232
Aircraft rent	20	36	56	73
Passenger service	24	61	85	81
Other	62	98	160	150
Profit sharing	-	79	79	-
Total operating expenses	1,410	3,103	4,513	4,372

OPERATING INCOME	145	345	490	369

OTHER (EXPENSE) INCOME:
Interest expense	(62)	(120)	(182)	(227)
Interest income	4	33	37	18
Miscellaneous, net	(2)	9	7	19
Total other expense, net	(60)	(78)	(138)	(190)

INCOME BEFORE REORGANIZATION ITEMS, NET	85	267	352	179

REORGANIZATION ITEMS, NET	1,515	-	1,515	(2,380)

INCOME (LOSS) BEFORE INCOME TAXES	1,600	267	1,867	(2,201)

INCOME TAX (PROVISION) BENEFIT	4	(103)	(99)	(4)

NET INCOME (LOSS)	$1,604	$164	$1,768	($2,205)

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	(Predecessor)	(Successor)	(Combined)	(Predecessor)
	Four Months	Two Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	April 30,	June 30,	June 30,	June 30,
(in millions)	2007	2007	2007	2006
OPERATING REVENUE:
Passenger:
Mainline	$3,829	$2,338	$6,167	$5,669
Regional affiliates	1,296	760	2,056	1,893
Cargo	148	82	230	251
Other, net	523	268	791	722
Total operating revenue	5,796	3,448	9,244	8,535

OPERATING EXPENSES:
Salaries and related costs	1,316	694	2,010	2,293
Aircraft fuel	1,270	790	2,060	2,101
Contract carrier arrangements	956	530	1,486	1,269
Depreciation and amortization	386	193	579	619
Contracted services	326	160	486	440
Landing fees and other rents	250	122	372	491
Passenger commissions and other selling expenses	298	175	473	446
Aircraft maintenance materials and outside repairs	320	165	485	459
Aircraft rent	90	36	126	168
Passenger service	95	61	156	154
Other	189	98	287	211
Profit sharing	-	79	79	-
Total operating expenses	5,496	3,103	8,599	8,651

OPERATING INCOME (LOSS)	300	345	645	(116)

OTHER (EXPENSE) INCOME:
Interest expense	(262)	(120)	(382)	(441)
Interest income	14	33	47	30
Miscellaneous, net	27	9	36	19
Total other expense, net	(221)	(78)	(299)	(392)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS, NET	79	267	346	(508)

REORGANIZATION ITEMS, NET	1,391	-	1,391	(3,783)

INCOME (LOSS) BEFORE INCOME TAXES	1,470	267	1,737	(4,291)

INCOME TAX (PROVISION) BENEFIT	4	(103)	(99)	17

NET INCOME (LOSS)	1,474	164	1,638	(4,274)

PREFERRED STOCK DIVIDENDS	-	-	-	(2)
NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON SHAREOWNERS	$1,474	$164	$1,638	($4,276)

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)
	(Combined)		(Predecessor)
	Three Months Ended June 30,
	2007		2006		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	31,578		30,053		5.1%
Available Seat Miles (millions) (1)	38,127		37,718		1.1%
Passenger Mile Yield (1)	14.23	¢	14.01	¢	1.6%
Passenger Revenue per Available Seat Mile (PRASM)(1)
Combined results	11.78	¢	11.16	¢	5.6%
Excluding fresh start impact - see Note 4	11.67	¢	11.16	¢	4.6%
Operating Cost Per Available Seat Mile (CASM) (1,2)
Combined results	11.59	¢	11.37	¢	1.9%
Excluding certain items(3) - see Note 4	11.36	¢	11.37	¢	-0.1%
Excluding fuel and certain items(3) - see Note 4	8.44	¢	8.35	¢	1.1%
Passenger Load Factor (1)	82.8%		79.7%		3.1	pts
Breakeven Passenger Load Factor (1)	73.8%		72.7%		1.1	pts
Fuel Gallons Consumed (millions)	531		534		-0.6%
Average Price Per Fuel Gallon, net of hedging activity
Combined results	$2.09		$2.14		-2.3%
Excluding fresh start impact - see Note 4	$2.05		$2.14		-4.2%
Number of Aircraft in Fleet, End of Period	573		625		-8.3%
Full-Time Equivalent Employees, End of Period	55,542		51,736		7.4%
Mainline:
Revenue Passenger Miles (millions)	26,776		25,658		4.4%
Available Seat Miles (millions)	32,130		32,101		0.1%
Operating Cost Per Available Seat Mile(2)
Combined results	10.41	¢	10.23	¢	1.8%
Excluding certain items(3) - see Note 4	10.13	¢	10.23	¢	-1.0%
Excluding fuel and certain items(3) - see Note 4	6.93	¢	6.97	¢	-0.6%
Number of Aircraft in Fleet, End of Period	440		457		-3.7%

(1) Includes the operations under our contract carrier agreements of Chautauqua Airlines, Inc., SkyWest, Inc., Atlantic Southeast Airlines, Inc., Shuttle America Corporation and Freedom Airlines, Inc. for all periods presented and ExpressJet Airlines, Inc. from February 27, 2007 to June 30, 2007.

(2) Cost per available seat miles (CASM) excludes $93 million and $82 million for the three months ended June 30, 2007 and 2006, respectively, in expenses related to providing maintenance and staffing services to third parties as these costs are not associated with the generation of a seat mile.

(3) Expenses related to profit sharing and post bankruptcy-related professional fees are excluded for the three months ended June 30, 2007.

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)
	(Combined)		(Predecessor)
	Six Months Ended June 30,
	2007		2006		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	58,790		56,437		4.2%
Available Seat Miles (millions) (1)	73,407		72,321		1.5%
Passenger Mile Yield (1)	13.99	¢	13.40	¢	4.4%
Passenger Revenue per Available Seat Mile (PRASM)(1)
Combined results	11.20	¢	10.46	¢	7.1%
Excluding fresh start impact - see Note 4	11.14	¢	10.46	¢	6.5%
Operating Cost Per Available Seat Mile (CASM) (1,2)
Combined results	11.45	¢	11.75	¢	-2.6%
Excluding certain items(3) - see Note 4	11.33	¢	11.58	¢	-2.2%
Excluding fuel and certain items(3) - see Note 4	8.52	¢	8.68	¢	-1.8%
Passenger Load Factor (1)	80.1%		78.0%		2.1	pts
Breakeven Passenger Load Factor (1)	73.8%		79.2%		-5.4	pts
Fuel Gallons Consumed (millions)	1,022		1,034		-1.2%
Average Price Per Fuel Gallon, net of hedging activity
Combined results	$2.02		$2.03		-0.5%
Excluding fresh start impact - see Note 4	$1.99		$2.03		-2.0%
Number of Aircraft in Fleet, End of Period	573		625		-8.3%
Full-Time Equivalent Employees, End of Period	55,542		51,736		7.4%
Mainline:
Revenue Passenger Miles (millions)	49,769		48,139		3.4%
Available Seat Miles (millions)	61,684		61,529		0.3%
Operating Cost Per Available Seat Mile(2)
Combined results	10.21	¢	10.67	¢	-4.3%
Excluding certain items(3) - see Note 4	10.07	¢	10.48	¢	-3.9%
Excluding fuel and certain items(3) - see Note 4	6.98	¢	7.35	¢	-5.0%
Number of Aircraft in Fleet, End of Period	440		457		-3.7%

(1) Includes the operations under our contract carrier agreements of Chautauqua Airlines, Inc., SkyWest, Inc., Atlantic Southeast Airlines, Inc., Shuttle America Corporation and Freedom Airlines, Inc. for all periods presented and ExpressJet Airlines, Inc. from February 27, 2007 to June 30, 2007.

(2) Cost per available seat miles (CASM) excludes $196 million and $152 million for the six months ended June 30, 2007 and 2006, respectively, in expenses related to providing maintenance and staffing services to third parties as these costs are not associated with the generation of a seat mile.

(3) Expenses related to profit sharing and post bankruptcy-related professional fees are excluded from the six month period ending June 30, 2007 and certain accounting adjustments, described in Delta’s Form 10-Q for the quarter ended March 31, 2006, are excluded from the six month period ending June 30, 2006.

DELTA AIR LINES, INC.
Selected Balance Sheet Data
(In Millions)

	(Successor)	(Predecessor)
	June 30,	December 31,
	2007	2006
	(Unaudited)

Cash and cash equivalents	$1,830	$2,034
Short-term investments	1,549	614
Restricted cash, including noncurrent	348	802
Total assets	33,743	19,622
Total debt and capital leases, including current maturities	8,939	8,012
Total liabilities subject to compromise	N/A	19,817
Total shareowners' equity (deficit)	9,476	(13,593)

Note 1: September 2007 Quarter and 2007 Full Year Guidance

	3Q 2007 Forecast	2007 Forecast

Operating margin	6 - 8%

Fuel price, including taxes	$2.28	$2.14

	3Q 2007 Forecast (compared to 3Q 2006)	2007 Forecast (compared to 2006)

Mainline unit costs - excluding fuel, profit sharing and bankruptcy related professional fees	Down 1 - 2%	Down 4 - 5%

System Capacity	Up 1 - 3%	Up 2 - 4%
Domestic	Down 1 - 3%	Down 2 - 4%
International	Up 13 - 15%	Up 16 - 18%

Mainline Capacity	Up 1 - 3%	Up 1 - 3%
Domestic	Down 4 - 6%	Down 4 - 6%
International	Up 12 - 14%	Up 16 - 18%

Note 2: June 2007 Quarter Traffic, Capacity, Load Factor, Yield and Unit Revenue vs. June 2006 Quarter

Year-Over-Year Change
	North America	Latin America	Atlantic	Pacific
Traffic	1.2%	23.4%	11.1%	12.7%
Capacity	(4.8%)	23.8%	11.8%	16.1%
Load Factor	5.9 pts	0.1 pts	(0.5) pts	(2.6) pts
Yield	(0.5%)	7.0%	11.8%	9.2%
Passenger Unit Revenue	5.7%	6.7%	11.1%	6.0%

Note 3: Prior Period Quarterly Results Reflecting Accounting Reclassification Items

Upon emergence, Delta changed the classification of certain items in its financial statements to be more consistent with reporting throughout the industry. These items, described in Delta’s Current Reports on Form 8-K dated May 2, 2007 and June 13, 2007, include accounting for fuel taxes, insourcing revenue, Delta Global Services, and Crown Rooms. These reclassifications had no impact on operating income (loss) or net income (loss) in any period presented. The table below reflects the revised results for the period indicated, including these reclassifications.

Delta Air Lines, Inc.
Consolidated Statements of Operations

	(Predecessor)
	Three Months Ended
(in millions)	Mar. 31, 2006	Sept. 30, 2006	Dec. 31, 2006	Mar. 31, 2007

OPERATING REVENUE:
Passenger:
Mainline	$2,493	$3,207	$2,764	$2,783
Regional affiliates	858	1,016	944	947
Cargo	123	121	126	112
Other, net	320	407	412	399
Total operating revenue	3,794	4,751	4,246	4,241

OPERATING EXPENSE:
Salaries and related costs	1,223	1,069	1,003	971
Aircraft fuel	959	1,276	1,056	948
Contract carrier arrangements	609	724	663	717
Depreciation and amortization	301	293	364	291
Passenger commissions and other selling expenses	212	233	209	220
Aircraft maintenance materials and outside repairs	227	230	232	238
Contracted services	222	230	248	243
Landing fees and other rents	297	201	189	190
Passenger service	73	96	82	71
Aircraft rent	95	70	78	70
Other	61	161	116	127
Total operating expense	4,279	4,583	4,240	4,086

OPERATING INCOME (LOSS)	($485)	$168	$6	$155

Note 4: The following tables show reconciliations of certain financial measures. The reasons Delta uses these measures are described below.

•
Cost per available seat mile (CASM) excludes $93 million and $82 million for the three months ended June 30, 2007 and 2006, respectively, and $196 million and $152 million for the six months ended June 30, 2007 and 2006, respectively, in expenses related to providing maintenance and staffing services to third parties as these costs are not associated with the generation of a seat mile;

•
Delta excludes reorganization and related and certain items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance;

•
Passenger revenue per available seat mile (PRASM) excludes the impact of fresh start reporting as management believes the exclusion of this item is helpful to investors to evaluate the company's recurring operational performance;

•	Delta presents length of haul adjusted PRASM excluding charter revenue because management believes this provides a more meaningful comparison of the company’s PRASM to the industry;
•	Delta presents mainline CASM excluding fuel expense because management believes high fuel prices mask the progress achieved toward it business plan targets; and
•	Delta presents free cash flow because management believes this metric is helpful to investors to evaluate changes in the company’s liquidity position.

In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” The adoption of fresh start reporting results in Delta’s becoming a new entity for financial reporting purposes. Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence. However, to provide a basis of comparison to prior year results, Delta has combined the results for (a) the one month ended April 30, 2007 with the two months ended June 30, 2007 and (b) the four months ended April 30, 2007 with the two months ended June 30, 2007.

(Combined)
Three
Months Ended
(in millions)	June 30, 2007

Net income (loss)	$1,768
Diluted weighted average shares outstanding	393.8(1)
Earnings (loss) per share	$4.49
Items excluded:
Reorganization items, net	(1,515)
Interest earned due to bankruptcy	12
Post-emergence bankruptcy-related professional fees	9
Total items excluded	(1,494)
Net income (loss) excluding reorganization and related items	$274
Diluted weighted average shares outstanding	393.8(1)
Diluted earnings (loss) per share excluding reorganization and related items	$0.70

(1) Excludes 233.8 million weighted average dilutive shares of the Predecessor outstanding as of April 30, 2007.

(in millions)	(Combined) Three Months Ended June 30, 2007

Operating income	$490
Operating margin	9.8%
Items excluded:
Post-emergence bankruptcy-related professional fees	9
Total items excluded	9
Operating income excluding post-emergence bankruptcy-related professional fees	$499
Operating margin excluding post-emergence bankruptcy-related professional fees	10.0%

	(Combined)	(Predecessor)
	Three	Three
	Months Ended	Months Ended
	June 30, 2007	June 30, 2006
(in millions)
Pre-tax income (loss)	$1,867	($2,201)
Items excluded:
Reorganization items, net	(1,515)	2,380
Interest earned due to bankruptcy	12	-
Post-emergence bankruptcy-related professional fees	9	-
Total items excluded	(1,494)	2,380
Pre-tax income (loss) excluding reorganization and related items	$373	$179

Average price per fuel gallon	$2.09	$2.02
Items excluded:
Fresh start impact	(0.04)	(0.03)
Total items excluded	(0.04)	(0.03)
Average price per fuel gallon excluding fresh start impact	$2.05	$1.99

	(Combined)		(Predecessor)		(Combined)		(Predecessor)
	Three		Three		Six		Six
	Months Ended		Months Ended		Months Ended		Months Ended
	June 30, 2007		June 30, 2006		June 30, 2007		June 30, 2006
PRASM	11.78	¢	11.16	¢	11.20	¢	10.46	¢
Items excluded:
Fresh start impact	(0.11)		-		(0.06)		-
Total items excluded	(0.11)		-		(0.06)		-
PRASM excluding fresh start impact	11.67	¢	11.16	¢	11.14	¢	10.46	¢

Consolidated CASM	11.59	¢	11.37	¢	11.45	¢	11.75	¢
Items excluded:
Accounting Adjustments	-		-		-		(0.17)
Profit sharing	(0.21)		-		(0.11)		-
Post-emergence bankruptcy-related professional fees	(0.02)		-		(0.01)		-
Total items excluded	(0.23)		-		(0.12)		(0.17)
CASM excluding certain items	11.36	¢	11.37	¢	11.33	¢	11.58	¢
Fuel expense and related taxes	(2.92)		(3.02)		(2.81)		(2.90)
CASM excluding fuel expense and certain items	8.44	¢	8.35	¢	8.52	¢	8.68	¢

Mainline CASM	10.41	¢	10.23	¢	10.21	¢	10.67	¢
Items excluded:
Accounting Adjustments	-		-		-		(0.19)
Profit sharing	(0.25)		-		(0.13)		-
Post-emergence bankruptcy-related professional fees	(0.03)		-		(0.01)		-
Total items excluded	(0.28)		-		(0.14)		(0.19)
Mainline CASM excluding certain items	10.13	¢	10.23	¢	10.07	¢	10.48	¢
Fuel expense	(3.20)		(3.26)		(3.09)		(3.13)
Mainline CASM excluding fuel expense and certain items	6.93	¢	6.97	¢	6.98	¢	7.35	¢

	June 30, 2007
(in millions)
Net cash provided by operating activities	$459
Net cash used in investing activities	(77)
Adjustment:
Increase in short-term investments, net	759
Total adjustment	759
Free cash flow	$1,141

	(Combined)		(Predecessor)
	Five		Year Ended
	Months Ended		December 31,
	May 31, 2007		2005

PRASM	10.96	¢	9.33	¢
Adjustment for charter revenue	(0.05)		(0.05)
PRASM excluding charter revenue	10.91	¢	9.28	¢
Length of haul adjustment	(0.43)		(0.64)
Length of Haul adjusted PRASM excluding charter revenue	10.48	¢	8.64	¢
Industry average PRASM	10.93	¢	9.93	¢
Percentage of industry average	96%		86%

	(Combined)	(Predecessor)	(Combined)
	Two	One	Three
	Months Ended	Month Ended	Months Ended
	June 30, 2007	April 30, 2007	June 30, 2007
Revenue Passenger Miles (RPMs)
Consolidated	21,755	9,823	31,578
Mainline	18,481	8,295	26,776
Available Seat Miles (ASMs)
Consolidated	26,069	12,058	38,127
Mainline	22,017	10,113	32,130

	(Combined)	(Predecessor)	(Combined)
	Two	Four	Six
	Months Ended	Months Ended	Months Ended
	June 30, 2007	April 30, 2007	June 30, 2007
Revenue Passenger Miles (RPMs)
Consolidated	21,754	37,036	58,790
Mainline	18,481	31,288	49,769
Available Seat Miles (ASMs)
Consolidated	26,070	47,337	73,407
Mainline	22,017	39,667	61,684